UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 31, 2018

Cardtronics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-37820	98-1304627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	Zip Code

(832) 308-4000

(Registrant’s telephone number, including area code)

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Schedule 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2018, Dennis Lynch notified Cardtronics plc (the “Company”) that he will step down, as Chairman of, and as a member of, the board of directors of the Company (the “Board”), effective immediately, in order to avoid even the appearance of a conflict of interest, in light of his other board services. In addition to serving as Chairman of the Board, Mr. Lynch was a member of the Nominating and Governance and Finance Committees of the Board.  Mr. Lynch’s decision to resign is not due to any disagreements with the Company.  In connection with Mr. Lynch’s resignation, the Board appointed Mark Rossi to serve as Chairman of the Board, effective immediately. The Board will consider whether any changes to committee composition are necessary or advisable. The Compensation Committee of the Board has approved accelerated vesting of Restricted Stock Units previously granted to Mr. Lynch on March 30, 2018, which were originally scheduled to vest on March 8, 2019.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated November 1, 2018

EXHIBIT INDEX

Exhibit
Number	Description of the Exhibit
99.1	Press release dated November 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDTRONICS PLC

By:	/s/ Gary W. Ferrera
Gary W. Ferrera
Chief Financial Officer
November 1, 2018